Synergy Brands reports second quarter results

Revenues increased by 39% to $21.8 Million.

Net Profit Increased by 140% to $164,000 (2 cents per share) from a loss of $406,000 (9 cents per share).

Operating profit increased 30 fold to $630,000.

PHS reported record sales and profits.

o Profit from operating segments increased by 153% to $642,000 (8 cents per share)

o PHS generated record revenues of $21.3 million a 41% increase;

o PHS net profit jumped by 162% to $730,000 (9 cents per share);

Syosset, NY, August 14, 2007 - Synergy Brands, Inc. (NASDAQ:SYBR) Overall revenues increased by 39% to $21.8 million for the quarter ended June 30, 2007, as compared to $15.7 million for the same period in the prior year. The largest percentage increase was in the Company's grocery and HBA operations conducted through its wholly owned subsidiary PHS Group. The Company's grocery operation continued to develop additional vendor relationships in the grocery and HBA businesses as well as expand its Private Label programs. Other operations including cigar operations, discontinued operations and minority interest in travel accounted for less then 3% of the Company's overall business.

Gross profit increased by 63% to $1.9 million as compared to $1.1 million for the same period in the prior year. Operating profit increased to $630,000 as compared to $20,000. A major contributing factor to the improvement is the consistent growth of PHS Group, the Company's Grocery, HBA and private label businesses. Operating profit for PHS Group increased to $1,089,000 from $535,000 while net profit increased to $730,000 from $278,000. The Company has been able to achieve profitability through increased sales and wider profit margins generated by higher vendor rebates and gross profit generated by private label sales. The wider profit margins have been achieved through a diversification of the business from wholesale distribution to direct store deliveries and co-packing private label baking mixes and spices. PHS has been able to leverage its warehouse logistics into efficient distribution of private label products, both domestic and through importation. The Company plans to further expand into the Dominican Republic, Colombia, Israel and Canada and continue to expand its assembly operations in China for retail spice production. The Company reported a net profit of $164,000 as compared to a net loss of $406,000 for the quarter ended June 30, 2007 as compared to the quarter ended June 30, 2006.

The table at the end of this release contains relevant financial data for the three months and six months ended June 30, 2007 as compared to the comparable periods ended June 30, 2006.

PHS GROUP

PHS increased its revenues by 41% to $21.3 million for quarter ended June 30, 2007 as compared to $15.2 million for the similar period in the prior year. The increase in PHS business is attributable to the further development of a private label grocery program designed to sell proprietary products, more specifically in the baking mix and spice markets, to national chains located in the United States and Canada, and organic growth in sales to its customers in the Northeastern Section of the United States. Several PHS vendors created special packaging with promotional pricing that enabled PHS to widen its profit margin. As an example, special packaging was created for Folgers, Marcal paper, Crest displays, Duracell and Gillette among others, with unique retail display features, that PHS has been able to strongly promote during FY 2007 as opposed to marketing those products for normal replenishment. PHS is also developing proprietary packaging for national chains in the baking mix and spice retail sectors to be displayed in unique planograms. The Company believes that promotional displays allow PHS to sell what the Company considers better mixes of product as well as introduce new items in combination with regularly stocked items. As long as the Company maintains or expands its vendor relationships, management believes that it can continue to improve its operating results. Net profit for this segment was $730,000 for the quarter ended June 30, 2007 as compared to a profit of $278,000 for the quarter ended June 30, 2006.

QUALITY FOOD BRANDS

On May 18, 2007 PHS acquired the assets of a baking mix manufacturing facility that was known as Loretta Baking Mix Products (LBMP). PHS has secured and established several national chains that have been generating substantial orders for PHS. Baking mix facilities have to be American Baking Association (ABA) approved. This plant is already certified for all regulatory baking mix needs and has certifications needed to manufacture a variety of baking mixes. This facility was already co-packing for PHS since FY 2006. PHS has started to develop proprietary brands for its account under the County Fare, Country Value and Rich and Moist Labels. PHS has started the process of seeking customers that may not have their own private label brands, but are only selling baking mix national brands such as Duncan Hines. PHS has positioned the brands that it has developed as value brands that are expected to provide higher margins to the retailer as national brands, but do not have the costs of development that a private label brand would have. Synergy believes that building brand value may enhance shareholder value. PHS plans on expanding the business in the existing facility. Since all process approvals that have been granted are for the use of this facility, any expansion should be modular and cost effective. The facility already has the regulatory certifications to operate a baking mix manufacturing plant and would therefore ease the process of future expansion. The anticipated expansion is being ascertained for existing PHS customers that PHS has been servicing for 12 months and expansion opportunities that PHS has been developing internally. The information systems needed to support this operation already existed within the manufacturing process. The IT requirements as well as logistical requirements were already in place to support PHS customers.

Below is a summary of the full results by segment and consolidated for Synergy Brands for the six months and three months ended June 30, 2007



                                                               GRAN RESERVE           OPERATING          CONSOLIDATED
                                           PHS GROUP               CORP               SEGMENTS              RESULTS
    3months ended 6/30/07
 Revenue                                    $21,341,435              $451,968         $21,793,403           $21,793,403
 Gross Profit                                $1,749,906              $123,550          $1,873,456            $1,873,456
 SG&A                                          $657,554              $175,187            $832,741            $1,201,841
 Operating Profit (loss)                     $1,088,731             ($88,096)          $1,000,635              $629,512
Net Profit (loss) from continuing operations   $729,573             ($88,088)            $641,485              $177,042
 Per Share continuing operations                  $0.09               ($0.01)               $0.08                 $0.02
 Non Cash Charges                                $3,621               $38,554             $42,175              $129,281
 Financing & Dividend Charges                  $359,158                                  $359,158              $592,877
 Income Tax Expense                                                                                                $436
 EBITDA                                      $1,092,352             ($49,534)          $1,042,818              $899,636
 Per Share                                        $0.13               ($0.01)               $0.12                 $0.11
 Net loss from discontinued operations                                                                        ($12,863)
 Per share discontinued operations                                                                                $0.00
 Net Profit (loss) attributable to shareholders                                                                 $164,179
 Per Share                                                                                                        $0.02


    3months ended 6/30/06
 Revenue                                    $15,153,530              $526,149         $15,679,679           $15,679,679
 Gross Profit                                  $990,509              $157,614          $1,148,123            $1,148,123
 SG&A                                          $452,526              $140,751            $593,277            $1,049,207
 Operating Profit (loss)                       $535,015             ($22,251)            $512,764               $20,496
Net Profit (loss) from continuing operations   $278,128             ($25,175)            $252,953            ($350,395)
 Per Share continuing operations                  $0.07               ($0.01)               $0.06               ($0.07)
 Non Cash Charges                                $2,968               $41,196             $44,164              $182,267
 Financing & Dividend Charges                  $254,424                                  $254,424              $492,685
 Income Tax Expense                                                                                                $100
 EBITDA                                        $535,520               $16,021            $551,541              $324,657
 Per Share                                                               0.00
                                                   0.11                                     $0.11                 $0.07
 Net loss from discontinued operations                                                                        ($55,519)
 Per share discontinued operations                                                                              ($0.02)
 Net loss attributable to shareholders                                                                       ($405,914)
 Per Share                                                                                                      ($0.09)




                                           PHS GROUP           GRAN RESERVE           OPERATING          CONSOLIDATED
                                                                   CORP               SEGMENTS              RESULTS
    6months ended 6/30/07
 Revenue                                    $38,567,319              $839,797         $39,407,116           $39,407,116
 Gross Profit                                $3,048,551              $238,681          $3,287,232            $3,287,232
 SG&A                                        $1,281,544              $347,301          $1,628,845            $2,267,514
 Operating Profit (loss)                     $1,759,765            ($184,193)          $1,575,572              $932,857
Net Profit (loss) from continuing              $988,575            ($184,389)
operations                                                                               $804,186            ($112,288)
 Per Share continuing operations                  $0.12               ($0.02)               $0.10               ($0.02)
 Non Cash Charges                                $7,242               $79,750             $86,992              $217,091
 Financing & Dividend Charges                  $768,063                    $0            $768,063            $1,263,560
 Income Tax Expense                                                                                             $47,218
 EBITDA                                      $1,763,880            ($104,639)          $1,659,241            $1,415,581
 Per Share                                        $0.22               ($0.02)               $0.20                 $0.18
 Net loss from discontinued operations                                                                        ($19,076)
 Per share discontinued operations                                                                                $0.00
 Net loss attributable to shareholders                                                                       ($131,364)
 Per Share                                                                                                      ($0.02)

    6months ended 6/30/06
 Revenue                                    $29,640,533              $917,301         $30,557,834           $30,557,834
 Gross Profit                                $1,952,028              $270,466          $2,222,494            $2,222,494
 SG&A                                        $1,023,717              $359,965          $1,383,682            $2,056,421
 Operating Profit (loss)                       $922,139            ($167,727)            $754,412                $9,019
 Net Profit (loss) from continuing             $371,727            ($170,624)
operations                                                                               $201,103            ($815,917)
 Per Share continuing operations                  $0.09               ($0.04)               $0.05               ($0.17)
 Non Cash Charges                                $6,172               $82,392             $88,564              $363,301
 Financing & Dividend Charges                  $547,557                                  $547,557              $961,332
 Income Tax Expense                                                                                             $37,928
 EBITDA                                        $925,456             ($88,232)            $837,224              $546,644
 Per Share
                                                   0.20                (0.02)               $0.18                 $0.12
 Net loss from discontinued operations                                                                        ($58,933)
 Per share discontinued operations                                                                              ($0.02)
 Net loss attributable to shareholders                                                                       ($874,850)
 Per Share                                                                                                      ($0.19)


ABOUT SYNERGY BRANDS:

Synergy Brands Inc. is a holding company that principally operates through a wholly owned subsidiary, PHS Group Inc. ("PHS") in the wholesale distribution of nationally known brands and proprietary private label Groceries and Health and Beauty Aid (HBA) products, focusing on the sale of nationally known brand name consumer products manufactured by major U.S. manufacturers. The company has begun focusing on the grocery private label market in FY 2006, specifically in baking mixes and spices. The Company also owns a wholly owned subsidiary Gran Reserve Corporation that operates in the wholesale, retail and online sales of Premium hand made cigars and accessories.

Synergy Brands also owns 20% of the outstanding common stock of Interline Travel and Tours, Inc. (www.perx.com). PERX provides cruise and resort hotel packages through a proprietary reservation system to airline employees and their retirees. PERX is believed to be the largest Company in this sector of the travel industry. Synergy believes that its capital investment in this unique travel company could provide for material future capital appreciation relative to the Company's current market capitalization. Synergy Brands does not manage PERX's day-to-day operations.

Synergy Brands Related Links:

For the full 10Q filing and media presentation please visit www.sybr.com, for Cigar sites visit www.cigargold.com and www.cigarsaroundtheworld.com; for hair care products visit www.BeautyBuys.com; for Interline Travel visit www.perx.com.

Forward-looking statements:

This press release and Company review and assumptions made regarding the financial figures and other information, referenced and presented, state and reflect assumptions, expectations, projections, intentions and/or beliefs about past and future events that are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1994. You can identify these statements by the fact that they do not relate to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "may", "will", "should", "expect", "assume", "believe" and other derivations thereof and other words of similar meaning. In particular these include, but are not limited to, statements reflecting the projected business activities and goals, revenues, earnings, non-GAAP measures of operations, profit and loss of the Company and associated costs. Any or all of the Company's forward-looking statements may turn out to be wrong. Comparable GAAP compliant figures are presented herein to EBITDA numbers stated. They can be affected by inaccurate assumptions or by known or unknown risks or uncertainties. For a description of many of these risks and uncertainties, please refer to the Company's filings with the U.S. Securities & Exchange Commission (ww.sec.gov) including Forms 10K and 10Q that can be found at www.sybr.com .

Contact: Beverly Jedynak
                  Martin E. Janis & Company, Inc.
                  312-943-1100 ext. 12
                  bjedynak@janispr.com